Exhibit 99.2 2018 Earnings Release Presentation February 21, 2019

Available Information On February 21, 2019, Consolidated Edison, Inc. issued a press release reporting its 2018 earnings and filed with the Securities and Exchange Commission the company’s 2018 Form 10-K. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-K. Copies of the earnings press release and the Form 10-K are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases“ and “SEC Filings”, respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements. Non-GAAP Financial Measure This presentation also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income certain items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure is also useful and meaningful to investors to facilitate their analysis of the company's financial performance. For more information, contact: Jan Childress, Director, Investor Relations Olivia M. Webb, Manager, Investor Relations Tel.: 212-460-6611, Email: childressj@coned.com Tel.: 212-460-3431, Email: webbo@coned.com www.conEdison.com 2

Table of Contents Page Organizational Structure and Plan 4-5 Dividend and Earnings Announcements 6 4Q 2018 Earnings 7-10 4Q 2018 Developments 11-13 CECONY Electric & Gas Rate Filings 14-17 Clean Energy Businesses – PG&E Related Projects 18 Utility Rate Adjustments for Tax Cuts and Jobs Act of 2017 19-20 2018 Earnings 21-24 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 25 CECONY Operations and Maintenance Expenses 26 Composition of Regulatory Rate Base 27 Average Rate Base Balances 28 Regulated Utility Rates of Return and Equity Ratio 29 Earnings Adjustment Mechanisms and Positive Incentives 30 Capital Expenditures and Utility Capital Expenditures 31-32 2018 Financing Activity 33 2019 Financing Plan and Activity 34 Capital Structure and Commercial Paper and Letters of Credit 35-36 Utility Sales and Revenues 37-42 2018 Summary Segmented Financial Statements 43-46 List of Notes to 2018 Form 10-K Financial Statements 47 3

Organizational Structure

conEdison

Market Cap[a]:	**$24.5 billion**
Ratings[b]:	Baa1 / BBB+ / BBB+
Outlook[b]:	Stable / Stable / Stable

- **Utilities**
  - Consolidated Edison Company of New York, Inc. (CECONY)
  - Orange and Rockland Utilities, Inc. (O&R)
    - Rockland Electric Company (RECO)
- **Transmission**
  - Con Edison Transmission, Inc. (Con Edison Transmission or CET)
    - Con Edison Gas Pipeline and Storage, LLC (CET Gas)
      - Mountain Valley Pipeline, LLC — 12.5%
      - Stagecoach Gas Services, LLC — 50%
    - Consolidated Edison Transmission, LLC (CET Electric)
      - New York Transco LLC — 45.7%
- **Clean Energy**
  - Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)
    - Consolidated Edison Development, Inc. (Con Edison Development or CED)
    - Consolidated Edison Energy, Inc. (Con Edison Energy or CEE)
    - Consolidated Edison Solutions, Inc. (Con Edison Solution or CES)

a. As of December 31, 2018.
b. Senior unsecured ratings and outlook shown in order of Moody's / S&P / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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The Con Edison Plan Customer Focused Strategic Value Oriented Provide safe and Strengthen core utility Provide steady, reliable service delivery business predictable earnings Enhance the Pursue additional Maintain balance customer experience regulated growth sheet opportunities to add stability value in the evolving industry Achieve operational Grow existing clean Pay attractive, excellence and cost energy businesses growing dividends optimization and pursue additional clean energy growth opportunities consistent with our risk appetite CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf 5

Dividend and Earnings Announcements • On January 17, 2019, the company issued a press release reporting that the company had declared a quarterly dividend of 74 cents a share on its common stock -- an annualized increase of 10 cents over the previous annualized dividend of $2.86 a share and its 45th consecutive annual increase. • On February 21, 2019, the company issued a press release forecasting its adjusted earnings per share for the year 2019 to be in the range of $4.25 to $4.45 a share(a). 4Q 2018 vs. 4Q 2017 2018 vs. 2017 $4.97 $4.43 $4.33 $4.12 $1.63 $1.06 $0.77 $0.80 2018 2017 2018 2017 2018 2017 2018 2017 Reported EPS (GAAP) Adjusted EPS (Non-GAAP) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) a. Adjusted earnings per share exclude the negative effects of hypothetical liquidation at book value accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $0.20 a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end. 6

4Q 2018 Earnings Net Income ($ in Millions) Earnings per Share 2018 2017 2018 2017 Reported Net Income and EPS – GAAP basis $331 $505 $1.06 $1.63 TCJA re-measurement — (259) — (0.84) Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (a) (126) — (0.42) — Income taxes (b) 35 — 0.12 — Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax) (91) — (0.30) — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 2 2 0.01 0.02 Income taxes (b) 1 (1) — (0.01) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 3 1 0.01 0.01 Adjusted Earnings and Adjusted EPS – non-GAAP basis $243 $247 $0.77 $0.80 a. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 28% for the three months ended December 31, 2018 and a combined federal and state income tax rate of 40% for the three months ended December 31, 2017. 7

Walk from 4Q 2017 EPS to 4Q 2018 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $1.63 $0.01 $0.80 $0.01 $0.02 $0.77 $(0.01) $(0.01) $(0.04) $(0.01) $0.07 $1.06 $(0.62) $(0.02) (a) (a) 4Q 2017 CECONY O&R CEBs CET Other 4Q 2018 4Q 2017 CECONY O&R CEBs CET Other 4Q 2018 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 8

4Q 2018 vs. 4Q 2017 EPS Variances - Three Months Ended Variation

CECONY[a]		
Changes in rate plans	$0.15	Reflects primarily higher electric and gas net base revenues of $0.11 a share and $0.04 a share, respectively, and growth in the number of gas customers of $0.01 a share. Electric and gas base rates increased in January 2018 in accordance with the company's rate plans.
Weather impact on steam revenues	0.03	Steam revenues were $0.03 a share higher in the 2018 period due to the estimated impact of colder than normal winter weather.
Operations and maintenance expenses	0.02	Reflects lower stock-based compensation expense of $0.04 a share, offset, in part, by higher consultant costs of $(0.01) a share.
Depreciation, property taxes and other tax matters	(0.09)	Reflects higher net property taxes of $(0.06) a share and depreciation and amortization expense of $(0.05) a share, offset, in part, by New York State sales and use tax refunds of $0.03 a share.
Other	(0.10)	Reflects primarily timing of the deferral for customers of estimated net benefits of the TCJA of $(0.04) a share, higher interest expense on long-term debt of $(0.05) a share and the dilutive effect of Con Edison's stock issuances of $(0.01) a share.
Total CECONY	**$ 0.01**	
O&R[a]		
Changes in rate plans	(0.01)	Reflects primarily a November 2017 Rockland Electric Company transmission rate increase adjustment, effective retroactively to April 2017.
Operations and maintenance expenses	0.01	Reflects primarily lower stock-based compensation expense.
Depreciation, property taxes and other tax matters	—	Reflects higher depreciation and amortization expense.
Other	(0.01)	
Total O&R	**$ (0.01)**	
Clean Energy Businesses		
Operating revenues less energy costs	(0.17)	Reflects primarily lower engineering, procurement and construction services revenues.
Operations and maintenance expenses	0.19	Reflects primarily lower engineering, procurement and construction costs and energy service costs.
Depreciation	(0.02)	
Net interest expense	(0.04)	
Other	(0.58)	Includes $0.29 a share of after-tax gain recognized with respect to jointly-owned renewable electric production projects on completion of the acquisition of Sempra Solar Holdings, LLC. Also includes the effect of the TCJA of $0.87 a share in December 2017.
Total CEBs	**$ (0.62)**	
Con Edison Transmission		
Total CET	**$ (0.02)**	Includes the effect of the TCJA of $0.04 a share in December 2017. Reflects income from equity investments.
Other		
Parent company and consolidation adjustments	**$ 0.07**	Includes adjustment to estimated transaction costs related to the acquisition of Sempra Solar Holdings, LLC of $0.01 a share. Also includes the effect of the TCJA of $(0.07) a share in December 2017.
Reported EPS (GAAP)	**$ (0.57)**	
Income tax effect of the TCJA	0.84	
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs	(0.30)	
Adjusted EPS (non-GAAP)	**$ (0.03)**	

a. Under the revenue decoupling mechanisms in the utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

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4Q 2018 vs. 4Q 2017 EPS Reconciliation by Company

Three Months Ended December 31, 2018

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	$0.72	$0.02	$0.28	$0.04	$—	$1.06
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (a)	—	—	(0.41)	—	(0.01)	(0.42)
Income taxes (b)	—	—	0.12	—	—	0.12
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**(0.29)**	**—**	**(0.01)**	**(0.30)**
Net mark-to-market losses (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Adjusted EPS – Non-GAAP basis	**$0.72**	**$0.02**	**$—**	**$0.04**	**$(0.01)**	**$0.77**

Three Months Ended December 31, 2017

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	$0.71	$0.03	$0.90	$0.06	$(0.07)	$1.63
TCJA re-measurement	**—**	**—**	**(0.87)**	**(0.04)**	**0.07**	**(0.84)**
Net mark-to-market losses (pre-tax)	—	—	0.02	—	—	0.02
Income taxes (b)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Adjusted EPS – Non-GAAP basis	**$0.71**	**$0.03**	**$0.04**	**$0.02**	**$—**	**$0.80**

a. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
b. The amount of income taxes was calculated using a 28% combined federal and state income tax rate for the three months ended December 31, 2018 and a 40% combined federal and state income tax rate for the three months ended December 31, 2017.
c. Includes parent company and consolidation adjustments.

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4Q 2018 Developments(a) CECONY & O&R • In August and November 2017, the NYSPSC issued orders in its proceeding investigating a subway power outage. NYSPSC Case 17-E-0428 – In The Matter of an Investigation into the April 21, 2017 Metropolitan Transportation Authority Subway Power Outage and Consolidated Edison Company of New York, Inc.’s Restoration Efforts. The orders required CECONY to take certain actions relating to the electrical equipment that serves the subway system. The company incurred costs related to this matter through December 31, 2018 of $260 million. Included in this amount is $31 million in capital and operating and maintenance costs reflected in the company's electric rate plan and $229 million deferred as a regulatory asset pursuant to the rate plan. (page 129) • In 2018, CECONY and O&R deferred as regulatory liabilities estimated net benefits of the Tax Cuts and Jobs Act of 2017 of $434 million. (page 130) • In December 2018, the NYSPSC issued an order establishing an energy storage goal of up to 3,000 MW of energy storage by 2030 with an interim objective of 1,500 MW by 2025. Under the order, CECONY is required to file an implementation plan for a competitive procurement process to deploy 300 MW of energy storage while O&R must plan to deploy 10 MW. (page 18) • In December 2018, the NYSPSC issued an energy efficiency order intended to double utility energy efficiency programs between 2019 and 2025 to achieve a statewide reduction of 185 TBtu (trillion British thermal units) of energy by 2025 with utilities to achieve a statewide energy reduction of 31 TBtu by 2025. The NYSPSC also required a separate target of at least five TBtu reduction through development of a targeted heat pump program to be developed by the utilities. (page 18) • Through the CECONY and O&R energy-efficiency programs, customers reduced their annual energy use by approximately 1,983,000 MWh of electricity and 2,743,000 Dt of gas from the programs’ inception in 2009 through 2018, resulting in their avoiding the release of approximately 1,706,000 short tons of GHG into the atmosphere in 2018. In addition, CECONY’s other demand-side management programs assisted customers in reducing their annual energy use by approximately 348,000 MWh of electricity from the programs’ inception in 2004 through 2018, resulting in their avoiding the release of approximately 271,000 short tons of GHG into the atmosphere in 2018. The annual budgets of the existing and new energy efficiency programs are approximately $234 million in 2019. (page 37) a. Page references to 2018 Form 10-K. 11

4Q 2018 Developments *(cont'd)*[a]

CECONY & O&R

- CECONY and O&R's current five-year forecasts for 2019-2023 of average annual growth of the peak demand in their service areas at design conditions: (pages 9, 22-23, 25, 26, 27, 28)

	Electric	Gas	Steam
CECONY	0.1 percent	1.0 percent	(0.5) percent
O&R	(0.3) percent	0.6 percent	

- The aggregate capacities of the distributed generation projects connected to the CECONY and O&R distribution systems at December 31, 2018 were 420 MW and 121 MW, respectively. The 2019 electric peak forecasts for CECONY and O&R are 13,270 MW and 1,585 MW, respectively. (pages 21, 22-23, 27)
- In September 2018, CECONY requested NYSPSC approval of a six-year $305 million budget for a portfolio of proposed non-pipeline gas projects including targeted energy efficiency and heating electrification measures, three renewable gas production plants and two to five gas storage facilities in Westchester County. In February 2019, the NYSPSC issued an order that approves the CECONY's budget for non-pipeline gas projects related to energy efficiency and heating electrification ($222.6 million) and stated the company should pursue or seek cost recovery for the other solutions through existing mechanisms. (page 25)
- In January 2019, due to gas supply constraints, the company filed notice with the NYSPSC to establish a temporary moratorium beginning in March 2019 on new applications for firm gas service in most of Westchester County. Also, in January 2019, the NYSPSC Chair announced that its staff will lead a review of the changing market conditions that gave rise to CECONY's decision to establish the temporary moratorium and to issue a report by July 2019 considering, among other things, economic development and the state's transition to clean energy sources. In February 2019, the NYSPSC staff commenced the moratorium investigation. (page 25)

a. Page references to 2018 Form 10-K.

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4Q 2018 Developments (cont'd)(a) Con Edison Transmission • In December 2018, the NYISO board of directors in its competitive proceeding to select AC transmission projects that would relieve transmission congestion between upstate and downstate concluded that the most efficient or cost effective transmission project for one segment of the transmission system is a project that was jointly proposed by National Grid and NY Transco ($600 million estimated cost) that would increase transmission capacity by 2,100 MW when combined with the selected project to be developed by another developer for the other segment. The NYISO board indicated that following its consideration of comments from the NYISO’s management committee it will make its final determination on the selection of the transmission projects. (page 32) • In February 2019, the Mountain Valley Pipeline’s operator indicated that: as currently designed, the pipeline is estimated to cost a total of approximately $4,600 million; the pipeline is targeted to be placed in service during the fourth quarter of 2019, subject to litigation and regulatory-related delay;  MVP is currently defending certain agency actions and judicial challenges that must be resolved favorably before the pipeline can be completed; and there are other proceedings that may affect MVP, including an investigation of potential criminal and/or civil violations of the Clean Water Act and other federal statutes as they relate to the construction of the pipeline. (page 32-33) Clean Energy Businesses • The Clean Energy Businesses' has 2,608 MW (AC) of renewable energy production projects in service (2,588 MW) or under construction (20 MW). (page 30) • 2,680 million of kWh of electricity was generated from solar projects and 1,074 million of kWh generated from wind projects for the year ending December 31, 2018. (page 31) • In January 2019, Pacific Gas and Electric Company (PG&E) filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The output of Con Edison Development renewable electric production projects with an aggregate of 680 MW (AC) of generating capacity (PG&E Projects) is sold to PG&E under long-term power purchase agreements (PG&E PPAs). At December 31, 2018, Con Edison’s consolidated balance sheet included $885 million of net non-utility plant relating to the PG&E Projects, of $1,125 million of intangible assets relating to the PG&E PPAs, $292 million of net non-utility plant of additional projects that secure the related project debt and $1,050 million of related project debt. The PG&E bankruptcy is an event of default under the PG&E PPAs. Pursuant to the related project debt agreements, distributions from the related projects to Con Edison Development have been suspended. Unless the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the related project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects. (page 9) a. Page references to 2018 Form 10-K. 13

CECONY Electric & Gas Rate Filings – January 31, 2019(a) Electric case number 19-E-0065 Gas case number 19-G-0066 Proposed Rate of Return and Equity Ratio Return on equity………….……………...9.75% Equity ratio………….………………………50%   Test Year Historic test year: Twelve months ended September 30, 2018 Rate year: January 1, 2020 – December 31, 2020 New rates proposed to be effective January 1, 2020 a. 2020 amounts were proposed. CECONY provided 2021 and 2022 amounts in rate filing for illustration and to facilitate settlement discussions. b. Average rate base. 14

CECONY Electric & Gas Rate Filings – January 31, 2019 (cont'd) Key Drivers of Proposed 2020 Electric Rate Increase Rate increase of $485M represents a 4.9% increase in total bill and 8.6% increase in delivery. The average monthly electric bill for a New York City residential customer using 300 kilowatt hours would increase $4.45 to $81.78, an increase of 5.8% (8.4% increase for delivery). 1,200 $43 $23 1,000 $242 800 ) s $(577) n o i $124 l l i 600 M $16 n $168 i $ ( 400 $175 $485 200 $271 0 New Financing Property and Sales Amortization of Operating Depreciation Income Other (net) Total infrastructure costs other taxes revenue deferred credits expenses changes Taxes investment change and costs 15

CECONY Electric & Gas Rate Filings – January 31, 2019 (cont'd) Key Drivers of Proposed 2020 Gas Rate Increase Rate increase of $210M represents a 9.1% increase in total bill and 14.5% increase in delivery. The average monthly gas bill for a residential customer using 100 therms would increase $17.28 to $176.34, an increase of 10.9% (15.8% increase for delivery). 500 400 $41 $9 ) s n 300 o i $64 $(161) l l i M $63 $6 n $(15) i $ 200 ( $56 100 $210 $147 0 New Financing Property and Sales Amortization of Operating Depreciation Income Other (net) Total infrastructure costs other taxes revenue deferred credits expenses changes Taxes investment change and costs 16

CECONY Electric & Gas Rate Filings – January 31, 2019 (cont'd) Electric case number 19-E-0065 Gas case number 19-G-0066 Other Major Provisions Proposed • Deferral as a regulatory liability of the revenue requirement impact of the amount, if any, by which actual average net plant balances for categories of plant are less than amounts reflected in rates for the respective category. Proposed modifications to this true-up include the full reconciliation of capital interference costs. • True up of costs of pension and OPEBs, variable rate debt, environmental remediation, and storms (electric). • Requesting full reconciliation of property taxes and municipal infrastructure support costs. • Continuing the revenue decoupling mechanism for electric and gas service, except proposing to change the gas RDM from a revenue per customer methodology to a revenue per class methodology. • Continuing provision for recovery of cost of purchased power, gas, and fuel. • Continuation of earnings opportunities from Earnings Adjustment Mechanisms (EAM) for meeting energy efficiency goals. The proposed EAM earnings opportunities are at 100 and 70 basis points of common equity annually for electric and gas, respectively. • Requested rate increase was mitigated, in part, by the TCJA, including reduced tax rate, and amortization of excess deferred income taxes and 2018 tax savings. 17

Clean Energy Businesses – PG&E Related Projects


PPA Counterparties (MW)
PG&E
26%
Other
74%

Total Generating Capacity: 2,588 MW

- **2019 forecast of adjusted earnings (Non-GAAP) of $25-35 million from PG&E-related projects** [(5)]
- **Average annual O&M for PG&E-related projects: $40-$60/kW** [(6)]
- **Average annual capacity factor for PG&E-related projects: 30-35%**

Portfolio / Project	MW	Offtaker	State	Power Purchase Agreement (PPA) Term	PPA Commercial Operation Date (COD)	$/MWh 2018 [(2)]	$/MWh Vintage Proxy [(3)]	Project Debt 12/31/2018 ($ millions)	Interest Rate (%)	Debt Maturity [(4)]
California Solar	**110**							**$190**	**4.78**	**2037**
Alpaugh 50	50	PG&E	CA	25	2013	$166	-			
Alpaugh North	20	PG&E	CA	25	2013	159	-			
CED White River Solar	20	PG&E	CA	25	2013	153	-			
CED Corcoran Solar	20	PG&E	CA	25	2013	-	$150-165			
California Solar 2	**80**							**103**	**3.94**	**2036**
CED White River Solar 2	20	PG&E	CA	20	2014	97	-			
CED Corcoran Solar 3	20	PG&E	CA	20	2016	-	54			
Non-PG&E Offtaker [(1)]	40	SCE	CA	20	2015	-	70-90			
California Solar 3	**110**							**89**	**4.07**	**2036**
CED Avenal Solar	15	PG&E	CA	20	2017	-	57			
CED Oro Loma Solar	20	PG&E	CA	20	2017	-	57			
Non-PG&E Offtaker [(1)]	75	SCE	CA	20	2016	54	-			
Copper Mountain Solar 1	**58**	PG&E	NV	20	2008 / 2010	164	-	**70**	**Variable**	**2028**
Copper Mountain Solar 2	**150**	PG&E	NV	25	2015	105	-	**230**	**Variable**	**2023**
Coram Wind	**102**	PG&E	CA	20	2012	117	-	**160**	**Variable - 4.52**	**2024-2032**
Great Valley Solar	**200**							**Tax Equity**		
Great Valley Solar 4	20	PG&E	CA	17	2017	-	70			
Great Valley Solar 1	100	MCE	CA	15	2018	35	-			
Great Valley Solar 2	60	SMUD	CA	20	2017	44	-			
Great Valley Solar 3	20	SCE	CA	20	2017	70	-			
Mesquite Solar 1	**165**	PG&E	AZ	20	2012	143	-	**208**	**2.24 - 3.03**	**2031**
Total PG&E Related MW	**680**									
Total Project Debt								**$1,050**		

PG&E Related Project

(1) California Solar 2 non-PG&E offtaker projects include Atwell Island West and Corcoran 2. California Solar 3 non-PG&E offtaker projects include Ducor 1-4.
(2) Based on FERC Electric Quarterly Reports (EQR) for Q1-Q4 2018, inclusive of energy imbalance sales. For California Solar 3 non-PG&E offtaker projects, price represents Ducor 1-3, as Ducor 4 does not file EQRs.
(3) For projects that do not file FERC EQRs, estimated $/MWh power purchase price based on Con Edison projects with similar COD, offtaker characteristics and size.
(4) Project debt amortizes over the life of the PPA.
(5) Adjusted earnings from PG&E-related projects exclude approximately $3 million reduction in net income (GAAP) allocable to Great Valley Solar 4 resulting from hypothetical liquidation at book value accounting for tax equity investments.
(6) Average annual O&M includes land leases, insurance, property tax, and all other fixed costs to operate projects.

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Utility Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)(a) New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018) CECONY Electric • Customer credit started on January 1, 2019 and will include: – annual ongoing tax savings of $259 million • 2018 tax savings ($307 million) and protected and unprotected potions of net regulatory liability for excess deferred income taxes ($1,703 million and $813 million, respectively) will be addressed in the rate case the company initiated in January 2019 (Case 19- E-0065) CECONY Gas • Customer credit of $113 million started on January 1, 2019 and includes: – annual ongoing tax savings of $74 million – pass back of 2018 tax savings ($90 million) over a three-year period - $30 million annually – pass back of protected and unprotected potions of net regulatory liability for excess deferred income taxes ($733 million and $108 million, respectively) over the life of the assets - $9 million annually (amortization period for unprotected deferred tax balance will be reviewed in the rate case the company initiated in January 2019) (Case 19-G-0066) CECONY Steam • Customer credit of $25 million started on October 1, 2018 and includes: – annual ongoing tax savings of $14 million – pass back of January-September 2018 tax savings ($15 million) over a three-year period - $5 million annually – pass back of protected and unprotected potions of net regulatory liability for excess deferred income taxes ($175 million and $18 million, respectively) over the life of the assets - $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing) a. See Note B - Regulatory Matters/Other Regulatory Matters on pages 129 - 131 and Note L - Income Taxes on pages 150 - 154 in the 2018 10-K. 19

Utility Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)(a) O&R Electric and Gas • O&R, pursuant to the November 2018 joint proposal (which is subject to NYSPSC approval) (Case 18-E-0067; 18-G-0068), intends to reflect its TCJA net benefits as follows: – annual ongoing savings of $18 million      – pass back of 2018 savings ($22 million) over a three-year period - $7 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($122 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually Rockland Electric Company (RECO) • NJBPU Docket No. AX1801001 - In the Matter of the Board’s Consideration of the 2017 Tax Cuts and Jobs Act – $2.9 million rate decrease started on April 1, 2018 – customers were paid $1 million in July 2018 for January to March 2018 tax savings – pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period - $3 million annually • FERC Docket No. EL18-111-000 – In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA. a. See Note B - Regulatory Matters/Other Regulatory Matters on pages 129 - 131 and Note L - Income Taxes on pages 150 - 154 in the 2018 10-K. 20

2018 Earnings Net Income ($ in Millions) Earnings per Share 2018 2017 2018 2017 Reported Net Income and EPS – GAAP basis $1,382 $1,525 $4.43 $4.97 Income tax effect of the TCJA 42 (259) 0.14 (0.85) Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (a) (114) — (0.36) — Income taxes (b) 33 — 0.10 — Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax) (81) — (0.26) — Gain on sale of solar electric production project (pre-tax) — (2) — — Income taxes (b) — 1 — — Gain on sale of solar electric production project (net of tax) — (1) — — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 8 (1) 0.03 — Income taxes (b) (2) — (0.01) — Net mark-to-market effects of the Clean Energy Businesses (net of tax) 6 (1) 0.02 — Adjusted Earnings and Adjusted EPS – non-GAAP basis $1,349 $1,264 $4.33 $4.12 a. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition. b. The amount of income taxes was calculated using a 28% combined federal and state income tax rate for the year ended December 31, 2018 and a 40% combined federal and state income tax rate for the year ended December 31, 2017. 21

Walk from 2017 EPS to 2018 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $0.25 $4.97 $(0.02) $4.43 $0.00 $0.25 $0.04 $4.33 $(0.62) $(0.15) $4.12 $(0.02) $0.00 $(0.06) (a) 2017 CECONY O&R CEBs CET Other 2018 2017 CECONY O&R CEBs CET Other (a) 2018 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 22

2018 vs. 2017 EPS Variances - Year Ended Variation

CECONY[a]		
Changes in rate plans	$ 0.84	Reflects primarily higher electric and gas net base revenues of $0.59 a share and $0.16 a share, respectively, and growth in the number of gas customers of $0.06 a share. Electric and gas base rates increased in January 2018 in accordance with the company's rate plans.
Weather impact on steam revenues	0.10	Steam revenues were $0.06 a share higher in 2018 due to the estimated impact of colder than normal winter weather. Steam revenues were $(0.05) a share lower in 2017 due to the estimated impact of warmer than normal winter weather.
Operations and maintenance expenses	(0.08)	Reflects primarily higher consultant costs of $(0.05) a share and storm-related costs of $(0.04) a share.
Depreciation, property taxes and other tax matters	(0.37)	Reflects higher net property taxes of $(0.25) a share and depreciation and amortization expense of $(0.19) a share, offset, in part, by New York State sales and use tax refunds of $0.07 a share.
Other	(0.24)	Reflects primarily higher interest expense on long-term debt of $(0.16) a share, regulatory reserve related to steam earnings sharing of $(0.05) a share, and the dilutive effect of Con Edison's stock issuances of $(0.06) a share.
Total CECONY	**$ 0.25**	
O&R[a]		
Changes in rate plans	0.02	Reflects primarily higher gas net base revenues. Gas base rates increased in November 2017 in accordance with the company's gas rate plan.
Operations and maintenance expenses	(0.02)	Reflects primarily reduction of a regulatory asset associated with certain site investigation and environmental remediation costs.
Depreciation, property taxes and other	(0.01)	Reflects higher depreciation and amortization expense.
Other	(0.01)	
Total O&R	**$ (0.02)**	
Clean Energy Businesses		
Operating revenues less energy costs	(0.05)	Reflects primarily lower renewable revenues, including engineering, procurement and construction services, offset, in part, by an increase in renewable electric production projects in operation and an increase in energy services revenue.
Operations and maintenance expenses	0.06	Reflects primarily lower engineering, procurement and construction costs.
Depreciation	(0.03)	
Net interest expense	(0.05)	
Other	(0.55)	Includes $0.28 a share of after-tax gain recognized with respect to jointly-owned renewable electric production projects on completion of the acquisition of Sempra Solar Holdings, LLC. Also includes the effect of the TCJA of $0.88 a share in December 2017.
Total Clean Energy Businesses	**$ (0.62)**	
Con Edison Transmission		
Total CET	**$ —**	Includes the effect of the TCJA of $0.04 a share in December 2017. Reflects income from equity investments.
Other		
Parent company and consolidation adjustments	**$ (0.15)**	Includes TCJA re-measurement of $(0.14) a share, New York State capital tax of $(0.03) a share and transaction costs related to acquisition of Sempra Solar Holdings, LLC of $(0.02) a share. Also includes the effect of the TCJA of $(0.07) a share in December 2017.
Reported EPS (GAAP)	**$ (0.54)**	
Income tax effect of the TCJA	0.99	
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs	(0.26)	
Net mark-to-market effects of the Clean Energy Businesses	0.02	
Adjusted EPS (non-GAAP)	**$ 0.21**	

a. Under the revenue decoupling mechanisms in the utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

conEdison, inc. ED LISTED NYSE 23

2018 vs. 2017 EPS Reconciliation by Company

Year Ended December 31, 2018

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	$3.84	$0.19	$0.46	$0.15	$(0.21)	$4.43
Income tax effect of the TCJA	**—**	**—**	**—**	**—**	**0.14**	**0.14**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (a)	—	—	(0.39)	—	0.03	(0.36)
Income taxes (b)	—	—	0.11	—	(0.01)	0.10
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**(0.28)**	**—**	**0.02**	**(0.26)**
Net mark-to-market losses (pre-tax)	—	—	0.03	—	—	0.03
Income taxes (b)	—	—	(0.01)	—	—	(0.01)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.02**	**—**	**—**	**0.02**
Adjusted EPS – Non-GAAP basis	**$3.84**	**$0.19**	**$0.20**	**$0.15**	**$(0.05)**	**$4.33**

Year Ended December 31, 2017

	CECONY	O&R	CEBs	CET	Other[c]	Total
Reported EPS – GAAP basis	$3.59	$0.21	$1.08	$0.15	$(0.06)	$4.97
TCJA re-measurement	**—**	**—**	**(0.88)**	**(0.04)**	**0.07**	**(0.85)**
Adjusted EPS – Non-GAAP basis	**$3.59**	**$0.21**	**$0.20**	**$0.11**	**$0.01**	**$4.12**

a. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
b. The amount of income taxes was calculated using a 28% combined federal and state income tax rate for the year ended December 31, 2018 and a 40% combined federal and state income tax rate for the year ended December 31, 2017.
c. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
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Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 12 Months Ending December 31, 2014 2015 2016 2017 2018 Reported EPS – GAAP basis $3.73 $4.07 $4.15 $4.97 $4.43 Income tax effect of the TCJA — — — (0.85) 0.14 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (a) — — — — (0.36) Income taxes (b) — — — — 0.10 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax) — — — — (0.26) Gain on sale of the CEBs’ retail electric supply business (pre-tax) — — (0.32) — — Income taxes (b) — — 0.13 — — Gain on sale of the CEBs’ retail electric supply business (net of tax) (0.19) — Goodwill impairment related to the CEBs' energy service business (pre-tax) — — 0.07 — — Income taxes (b) — — (0.03) — — Goodwill impairment related to the CEBs' energy service business (net of tax) 0.04 — Impairment of assets held for sale (pre-tax) — 0.02 — — — Income taxes (b) — (0.01) — — — Impairment of assets held for sale (net of tax) 0.01 — Gain on sale of the CEBs' solar electric production projects (pre-tax) (0.15) — — — — Income taxes (b) 0.06 — — — — Gain on sale of the CEBs' solar electric production projects (net of tax) (0.09) — Net mark-to-market effects of the CEBs (pre-tax) 0.42 — (0.02) — 0.03 Income taxes (b) (0.17) — 0.01 — (0.01) Net mark-to-market effects of the CEBs (net of tax) 0.25 (0.01) 0.02 Adjusted EPS – Non-GAAP basis $3.89 $4.08 $3.99 $4.12 $4.33 a. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition. b. The amount of income taxes was calculated using a 28% combined federal and state income tax rate for the year ended 2018 and a 40% combined federal and state income tax rate for the years ended 2014 to 2017. 25

CECONY Operations and Maintenance Expenses ($ in millions) Departmental Other Expenses(a) $1,563 $1,528 $1,553 $1,464 $1,477 $1,489 $1,417 $1,384 $354 $344 Other $1,140 $1,109 $352 $519 $998 $1,002 $273 Regulatory $550 Fees and $294 $321 Assessments (b) $470 $469 Health Care/ $476 $444 Other Employee $149 Benefits $159 $467 Pension/ $364 $187 OPEBs $160 $170 $166 $159 $179 $58 $71 2014 2015 2016 2017 2018 2019E 2014 2015 2016 (c) 2017 (c) 2018 (c) 2019E (c) a. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. b. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. c. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. See page 136 of the 2018 Form 10-K. 26

Composition of Regulatory Rate Base(a) (as of December 31, 2018) CECONY ($ in millions) Electric NY $20,057 Gas NY 5,581 Steam NY 1,419 Total CECONY $27,057 O&R ($ in millions) O&R Electric NY $806 O&R Gas NY 426 RECO NJ 226 Total O&R $1,458 CECONY CECONY Gas CECONY O&R RECO Total Rate Base $28,515 Electric Steam a. Average rate base for 12 months ended December 31, 2018. 27

Average Rate Base Balances ($ in millions) 3-year CAGR 6.4% $34,312 $32,391 $1,740 $29,779 $1,660 $32,572 $28,515 $1,582 $30,731 $26,014 $1,458 $25,014 $28,197 $23,795 $24,522 $1,376 $27,057 O&R $1,304 $1,357 $24,638 $1,297 $23,710 $22,498 $23,165 CECONY Actual Forecast(a) 2014 2015 2016 2017 2018 2019E 2020E 2021E Electric $ 17,403 $ 17,599 $ 17,971 $ 18,513 $ 20,057 $ 20,546 $ 22,365 $ 23,478 CECONY Gas 3,593 4,023 4,267 4,723 5,581 6,239 6,954 7,682 Steam 1,502 1,543 1,472 1,402 1,419 1,412 1,412 1,412 Electric 726 769 731 759 806 878 906 948 O&R Gas 372 386 362 392 426 454 476 498 RECO Electric 199 202 211 225 226 250 278 294 a. Reflects changes to rate base resulting from the enactment of the TCJA that will affect the utilities’ net income when these changes are reflected in the utilities’ next rate plans (assumed to be 2020 for CECONY; 2019 for O&R and RECO). The forecast for 2020 and 2021 reflects estimated increases in average rate base due to decreased deferred taxes resulting from the end of bonus deprecation for utilities and no changes in rate base from amortization of $3,754 million regulatory liability for future income tax relating to excess deferred income taxes or any regulatory liability for the revenue requirement impact of the reduced tax rate. 28

Regulated Utility Rates of Return and Equity Ratio (12 Months ended December 31, 2018) Regulated Basis Allowed Actual CECONY Electric 9.0% 9.4% Gas 9.0 9.0 Steam 9.3 11.6 Overall – CECONY 9.0(a) 9.5 CECONY Equity Ratio 48.0% 47.2% O&R Electric 9.0% 7.6% Gas 9.0 7.9 RECO 9.6 7.4 Overall – O&R 9.1(a) 7.7 O&R Equity Ratio 48.0% 48.85% a. Weighted by rate base. 29

Earnings Adjustment Mechanisms and Positive Incentives Earnings Adjustment Mechanisms 70 $59 60 50 $42 40 30 $25 ($ in millions) 20 $11 10 $0 $0 0 2018 2019 2020 (d) Min Max Achieved / Projected Positive Incentives(a) (b) 20 $18 18 16 14 $15 $12 12 10 $8 $8 $10 8 $8 $7 ($ in millions) 6 4 $4 2 (c) 2018 2019 2020 Min Max Achieved / Projected a. In 2017 and 2018, CECONY achieved positive incentives of $12 million and $11 million, respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the rate plans (GAAP), will be recorded ratably from 2018 to 2020 and also reflected in the positive incentives projected, minimum and maximum amounts for the related period. b. Pursuant to GAAP, two thirds and one third of the positive incentives achieved in 2019, if any, will be recorded in 2019 and 2020, respectively, and also reflected in the positive incentives projected and maximum amounts for the related period. c. Does not reflect negative earnings adjustments of $5 million and $4 million that CECONY recorded in 2017 and 2018, respectively. d. CECONY's current electric and gas rate plans will expire as of December 31, 2019. 30

Capital Expenditures ($ in millions) (a) $5,235 $5,249 $248 $1,078 $4,268 (b) $4,174 $1,791 $400 $400 $3,606 $3,627 $3,418 $66 $1,235 $200 $447 $200 $823 $2,721 $447 $3,774 $3,868 $3,093 $3,210 $3,227 $2,922 $2,595 $2,274 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast(c) CECONY & O&R Clean Energy Businesses Con Edison Transmission a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Con Edison Development subsidiary’s purchase of Sempra Solar Holdings, LLC. c. 2018 Form 10-K, page 33. 31

Utility Capital Expenditures ($ in millions) $3,774 $3,868 Steam $3,227 $3,093 $3,210 $2,922 Gas $2,595 $2,274 Electric Depreciation 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast(a) Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2014 1,500 549 83 991 105 37 61 2015 1,658 671 106 1,040 114 46 68 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019E 1,871 1,049 96 1,380 155 56 84 2020E 2,347 1,113 89 1,500 169 56 89 2021E 2,489 1,100 82 1,604 145 52 91 a. 2018 Form 10-K, page 33. 32

2018 Financing Activity Equity Financing Activity • In November 2018, Con Edison priced 14,973,492 of its common shares at $77.00 per share under equity forward sale agreements(a) • In December 2018, upon the closing of the Sempra Solar Holdings, LLC acquisition, Con Edison issued 9,324,123 common shares for $705 million pursuant to the equity forward sale agreements. Debt Financing Activity • In May, CECONY issued $300 million of 3.80% debentures due 2028 and $700 million of 4.50% debentures due 2058 • In June, CECONY issued $640 million of floating rate debentures due 2021, and redeemed $636 million of auction rate tax-exempt debt (Series 1999A, 2001A, 2004A and 2004B) in July and August • In August, O&R issued $125 million and in December issued $25 million of 4.35% debentures due 2048 • In September, CED Wind Holdings, a subsidiary of CED, issued $140 million of 4.41% senior secured notes due 2028 • In November, CECONY issued $500 million of 4.00% debentures due 2028 and $600 million of $4.65% debentures due 2048 • In December, upon the closing of the Sempra Solar Holdings, LLC acquisition, CEI borrowed $825 million under a variable rate term loan (which was repaid in February 2019 with the proceeds of a two-year term loan) Debt Maturities in 2018: • CECONY $600 million matured in April, 5.85% • O&R $50 million matured in September, 6.15% • CECONY $600 million matured in December, 7.125% • Amortizing debt principal payments a. This is in addition to the equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans. 33

2019 Financing Plan and Activity • Capital expenditures of $3,627 million (CECONY: $3,016 million, O&R: $211 million, the CEBs: $200 million, CET: $200 million) • Issue between $1.6 billion and $2.2 billion of long-term debt, mostly at the utilities • Issue additional debt secured by the CEBs' renewable electric production projects • Issue up to $500 million of common equity in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans • Settle the estimated $425 million remaining portion of the November 2018 equity forward transaction Financing Activity to Date • In February 2019, Con Edison borrowed $825 million pursuant to a two-year, variable-rate term loan, and used the proceeds to repay an $825 million variable-rate term loan. Debt Maturities ($ in millions) 2019 2020 2021 2022 2023 Con Edison, Inc. [parent company] $3 $403 $503 $293 $— CECONY 475 350 640 — — O&R 62 — — — — CEBs 110 113 117 120 293 Total $650 $866 $1,260 $413 $293 34

Capital Structure – December 31, 2018 ($ in millions) Consolidated Edison, Inc. Baa1 / BBB+ / BBB+ Debt 18,145 52% Equity 16,839 48 Total $ 34,984 100% CECONY O&R Parent and Other A3 / A- / A- Baa1 / A- / A- Debt $ 14,151 52% Debt $ 756 51% Debt $3,238 50% Equity 12,910 48 Equity 712 49 Equity 3,217 50 Total $ 27,061 100% Total $ 1,468 100% Total $ 6,455 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. All ratings have stable outlooks. 35

Commercial Paper and Letters of Credit ($ in millions) 36

Utility Sales and Revenues – Fourth Quarter and Full Year The changes in the energy delivered by the company’s utility subsidiaries, both for actual amounts and as adjusted for variations in weather and billing days, for the three months and year ended December 31, 2018 (expressed as a percentage of 2017 amounts): Fourth Quarter Variation Full Year Variation 2018 vs. 2017 2018 vs. 2017 Actual Adjusted Actual Adjusted CECONY Electric (0.8) (0.6) 2.7 — Firm – Gas 17.1 4.0 13.2 5.1 Steam 13.0 1.8 12.1 0.6 O&R Electric (1.1) (1.6) 3.8 0.3 Firm – Gas 4.7 4.9 8.1 2.4 37

Utility Sales and Revenues – Electric Fourth Quarter ($ in millions) Electric – 4th Quarter Millions of Kilowatt-hours Revenues in Millions 2018 2017 2018 2017 Con Edison of New York Residential and Religious 2,423 2,348 $635 $590 Commercial and Industrial 2,244 2,280 417 429 Retail choice customers 6,270 6,389 595 621 Public Authorities 16 12 3 2 NYPA, Municipal Agency and other sales 2,422 2,452 150 148 Total Sales 13,375 13,481 $1,800 $1,790 Orange and Rockland Residential and Religious 365 359 $67 $69 Commercial and Industrial 190 189 24 25 Retail choice customers 700 721 43 46 Public Authorities 27 26 2 2 Total Sales 1,282 1,295 $136 $142 Regulated Utility Sales & Revenues Residential and Religious 2,788 2,707 $702 $659 Commercial and Industrial 2,434 2,469 441 454 Retail choice customers 6,970 7,110 638 667 Public Authorities 43 38 5 4 NYPA, Municipal Agency and other sales 2,422 2,452 150 148 Total Sales 14,657 14,776 $1,936 $1,932 38

Utility Sales and Revenues – Electric Full Year ($ in millions) Electric – Full Year Millions of Kilowatt-hours Revenues in Millions 2018 2017 2018 2017 Con Edison of New York Residential and Religious 10,797 9,924 $2,846 $2,515 Commercial and Industrial 9,588 9,246 1,850 1,823 Retail choice customers 26,266 26,136 2,624 2,712 Public Authorities 66 56 12 11 NYPA, Municipal Agency and other sales 10,120 9,956 650 622 Total Sales 56,837 55,318 $7,982 $7,683 Orange and Rockland Residential and Religious 1,713 1,567 $327 $311 Commercial and Industrial 799 763 115 113 Retail choice customers 2,974 2,976 201 201 Public Authorities 131 105 12 9 Total Sales 5,617 5,411 $655 $634 Regulated Utility Sales & Revenues Residential and Religious 12,510 11,491 $3,173 $2,826 Commercial and Industrial 10,387 10,009 1,965 1,936 Retail choice customers 29,240 29,112 2,825 2,913 Public Authorities 197 161 24 20 NYPA, Municipal Agency and other sales 10,120 9,956 650 622 Total Sales 62,454 60,729 $8,637 $8,317 39

Utility Sales and Revenues – Gas Fourth Quarter ($ in millions) Gas – 4th Quarter Thousands of Dekatherms Revenues in Millions 2018 2017 2018 2017 Con Edison of New York Residential 14,259 12,356 $238 $189 General 8,421 7,408 92 79 Firm Transportation 20,846 17,401 143 134 Total Firm Sales and Transportation 43,526 37,165 473 402 Interruptible Sales 2,394 1,027 10 5 Transportation of Customer Owned Gas 28,549 24,172 15 14 Total Sales 74,469 62,364 $498 $421 Off-system Sales — 8 — — Orange and Rockland Residential 3,357 2,739 $44 $36 General 688 737 8 8 Firm Transportation 3,083 3,330 21 24 Total Firm Sales and Transportation 7,128 6,806 73 68 Interruptible Sales 904 805 1 2 Transportation of Customer Owned Gas 323 309 — — Total Sales 8,355 7,920 $74 $70 Off-system Sales 1 1 — — Regulated Utility Sales & Revenues Residential 17,616 15,095 $282 $225 General 9,109 8,145 100 87 Firm Transportation 23,929 20,731 164 158 Total Firm Sales and Transportation 50,654 43,971 546 470 Interruptible Sales 3,298 1,832 11 7 Transportation of Customer Owned Gas 28,872 24,481 15 14 Total Sales 82,824 70,284 $572 $491 Off-system Sales 1 9 — — 40

Utility Sales and Revenues – Gas Full Year ($ in millions) Gas – Full Year Thousands of Dekatherms Revenues in Millions 2018 2017 2018 2017 Con Edison of New York Residential 57,815 52,244 $966 $802 General 34,490 30,761 390 334 Firm Transportation 82,472 71,353 595 524 Total Firm Sales and Transportation 174,777 154,358 1,951 1,660 Interruptible Sales 7,351 7,553 40 35 Transportation of Customer Owned Gas 127,425 120,150 59 58 Total Sales 309,553 282,061 $2,050 $1,753 Off-system Sales 195 55 1 — Orange and Rockland Residential 9,860 8,296 $140 $115 General 2,190 2,184 26 24 Firm Transportation 9,950 9,873 78 74 Total Firm Sales and Transportation 22,000 20,353 244 213 Interruptible Sales 3,746 3,771 6 7 Transportation of Customer Owned Gas 960 905 1 1 Total Sales 26,706 25,029 $251 $221 Off-system Sales 15 6 — — Regulated Utility Sales & Revenues Residential 67,675 60,540 $1,106 $917 General 36,680 32,945 416 358 Firm Transportation 92,422 81,226 673 598 Total Firm Sales and Transportation 196,777 174,711 2,195 1,873 Interruptible Sales 11,097 11,324 46 42 Transportation of Customer Owned Gas 128,385 121,055 60 59 Total Sales 336,259 307,090 $2,301 $1,974 Off-system Sales 210 61 1 — 41

Utility Sales and Revenues – Steam Fourth Quarter and Full Year ($ in millions) Steam – 4th Quarter Millions of Pounds Revenues in Millions 2018 2017 2018 2017 Con Edison of New York General 151 126 $7 $6 Apartment House 1,688 1,505 45 39 Annual Power 3,498 3,093 108 93 Total Sales 5,337 4,724 $160 $138 Steam – Full Year Millions of Pounds Revenues in Millions 2018 2017 2018 2017 Con Edison of New York General 593 490 $30 $26 Apartment House 6,358 5,754 174 158 Annual Power 14,811 13,166 441 392 Total Sales 21,762 19,410 $645 $576 42

Income Statement - 2018 Fourth Quarter ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $2,558 $201 $190 $1 $(1) $2,949 Depreciation and amortization 327 20 30 — — 377 Other operating expenses 1,727 158 156 3 2 2,046 Total operating expenses 2,054 178 186 3 2 2,423 Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs — — 131 — — 131 Operating income 504 23 135 (2) (3) 657 Other income (deductions) (45) (5) (2) 24 (5) (33) Interest expense 180 10 24 5 3 222 Income before income tax expense 279 8 109 17 (11) 402 Income tax expense 52 1 22 5 (9) 71 Net income $227 $7 $87 $12 $(2) $331 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2018 Form 10-K. 43

Income Statement - 2018 Full Year ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $10,680 $891 $763 $4 ($1) $12,337 Depreciation and amortization 1,276 77 85 1 (1) 1,438 Other operating expenses 7,050 682 615 10 9 8,366 Total operating expenses 8,326 759 700 11 8 9,804 Gain on acquisition of Sempra Solar Holdings, LLC — — 131 — — 131 Operating income 2,354 132 194 (7) (9) 2,664 Other income (deductions) (143) (19) 33 91 (24) (62) Interest expense 689 39 63 20 8 819 Income before income tax expense 1,522 74 164 64 (41) 1,783 Income tax expense 326 15 19 17 24 401 Net income $1,196 $59 $145 $47 $(65) $1,382 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2018 Form 10-K. 44

Balance Sheet - As of December 31, 2018 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $3,357 $263 $(63) $32 $275 $3,864 Investments 385 25 — 1,362 (6) 1,766 Net plant 35,374 2,210 4,148 17 — 41,749 Other noncurrent assets 3,992 394 1,736 14 405 6,541 Total assets $43,108 $2,892 $5,821 $1,425 $674 $53,920 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $4,200 $392 $1,173 $5 $437 $6,207 Noncurrent liabilities 12,322 1,094 (32) 66 (71) 13,379 Long-term debt 13,676 694 2,330 500 295 17,495 Equity 12,910 712 2,350 854 13 16,839 Total liabilities and equity $43,108 $2,892 $5,821 $1,425 $674 $53,920 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2018 Form 10-K. 45

Statement of Cash Flows - Year Ended December 31, 2018 ($ in millions) CECONY O&R CEBs CET Other(a) Total Net cash flows from/(used in) operating activities $2,204 $172 $220 $87 $12 $2,695 Net cash flows from/(used in) investing activities (3,306) (198) (1,740) (227) — (5,471) Net cash flows from/(used in) financing activities 1,190 31 1,590 140 (13) 2,938 Net change for the period 88 5 70 — (1) 162 Balance at beginning of period 730 47 56 2 9 844 Balance at end of period (b) $818 $52 $126 $2 $8 $1,006 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 8 of the 2018 Form 10-K. Con Edison’s consolidated financial statements and the notes thereto are in Item 8 of the 2018 Form 10-K. 46

List of Notes to 2018 Form 10-K Financial Statements Page A – Summary of Significant Accounting Policies and Other Matters 110 - 118 B – Regulatory Matters 118 - 133 C – Capitalization 133 - 135 D – Short-Term Borrowing 135 - 136 E – Pension Benefits 136 - 141 F – Other Postretirement Benefits 141 - 145 G – Environmental Matters 145 - 146 H – Other Material Contingencies 147 - 148 I – Electricity Purchase Agreements 148 - 149 J – Leases 149 K – Goodwill 150 L – Income Tax 150 - 154 M – Stock-Based Compensation 154 - 157 N – Financial Information by Business Segment 157 - 158 O – Derivative Instruments and Hedging Activities 158 - 161 P – Fair Value Measurements 161 - 163 Q – Variable Interest Entities 164 - 165 R – Asset Retirement Obligations 165 - 166 S – Related Party Transactions 166 - 167 T – New Financial Accounting Standards 167 - 168 U – Acquisitions, Investments and Dispositions 168 - 170 47